As filed with the Securities and Exchange Commission on December 28, 2015

Registration Statement No. 033-61085	Registration Statement No. 333-87382
Registration Statement No. 333-06859	Registration Statement No. 333-105296
Registration Statement No. 333-32555	Registration Statement No. 333-115658
Registration Statement No. 333-62917	Registration Statement No. 333-125904
Registration Statement No. 333-81787	Registration Statement No. 333-141007
Registration Statement No. 333-31304	Registration Statement No. 333-153025
Registration Statement No. 333-37216	Registration Statement No. 333-162649
Registration Statement No. 333-41688	Registration Statement No. 333-171216
Registration Statement No. 333-47722	Registration Statement No. 333-182868
Registration Statement No. 333-54384	Registration Statement No. 333-188953
Registration Statement No. 333-56776	Registration Statement No. 333-197654
Registration Statement No. 333-61682	Registration Statement No. 333-205867

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-61085

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-06859

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-32555

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-62917

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-81787

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-31304

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37216

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-41688

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-47722

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-54384

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-56776

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-61682

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-87382

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-105296

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-115658

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-125904

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-141007

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153025

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-162649

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171216

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182868

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188953

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197654

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205867

UNDER

THE SECURITIES ACT OF 1933

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0016691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Innovation Drive San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

1987 Stock Option Plan

1987 Employee Stock Purchase Plan

1988 Director Stock Option Plan

1996 Stock Option Plan

1998 Director Stock Option Plan

1998 Stock Option Grant

Boulder Creek Engineering 1998 Stock Option Plan

Restricted Stock Purchase Right

Options Granted Pursuant to Agreements with Employees of Altera Ottawa Co. and Altera Toronto Co.

2000 Non-Qualified Stock Option Plan No. 1

Restricted Stock Purchase Agreement

2005 Equity Incentive Plan

Avalon Microelectronics Inc. Amended and Restated Stock Option Plan

Enpirion, Inc. 2004 Stock Option Plan

(Full titles of the plans)

Suzan A. Miller

Altera Corporation

101 Innovation Drive

San Jose, California

(Name and address of agent for service)

(408) 765-8080

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Aiello

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Altera Corporation, a Delaware corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 033-61085, registering 1,300,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) under the 1987 Stock Option Plan (the “1987 SOP”), registering 200,000 shares of Common Stock under the 1987 Employee Stock Purchase Plan (the “1987 ESPP”) and registering 100,000 shares of Common Stock under the 1988 Director Stock Option Plan (the “1988 DSOP”), as previously filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 17, 1995;

2.	Registration Statement No. 333-06859, registering 70,000 shares of Common Stock under the 1988 DSOP and registering 2,000,000 shares of Common Stock under the 1996 Stock Option Plan (the “1996 SOP”), as previously filed with the Commission on June 26, 1996;

3.	Registration Statement No. 333-32555, registering 1,300,000 shares of Common Stock under the 1996 SOP, as previously filed with the Commission on July 31, 1997 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 20, 2005;

4.	Registration Statement No. 333-62917, registering 1,200,000 shares of Common Stock under the 1996 SOP, registering 300,000 shares of Common Stock under the 1987 ESPP, registering 170,000 shares of Common Stock under the 1998 Director Stock Option Plan and registering 11,250 shares of Common Stock under the 1998 Stock Option Grant, as previously filed with the Commission on September 4, 1998 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 20, 2005;

5.	Registration Statement No. 333-81787, registering 2,500,000 shares of Common Stock under the 1996 SOP, registering 200,000 shares of Common Stock under the 1987 ESPP and registering 26,606 shares of Common Stock under the Boulder Creek Engineering 1998 Stock Option Plan, as previously filed with the Commission on June 29, 1999 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 20, 2005;

6.	Registration Statement No. 333-31304, registering 25,000 shares of Common Stock under the Restricted Stock Purchase Right (the “RSPR”), as previously filed with the Commission on February 29, 2000;

7.	Registration Statement No. 333-37216, registering 163,200 shares of Common Stock under the Options Granted Pursuant to Agreements with Employees of Altera Ottawa Co. and Altera Toronto Co., as previously filed with the Commission on May 17, 2000;

8.	Registration Statement No. 333-41688, registering 10,000 shares of Common Stock under the RSPR, registering 6,500,000 shares of Common Stock under the 1996 SOP and registering 450,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on July 18, 2000 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 20, 2005;

9.	Registration Statement No. 333-47722, registering 153,945 shares of Common Stock under the 2000 Non-Qualified Stock Option Plan No. 1 and registering 20,000 shares of Common Stock under the RSPR, as previously filed with the Commission on October 11, 2000 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on January 17, 2003;

10.	Registration Statement No. 333-54384, registering 300,000 shares of Common Stock under the Restricted Stock Purchase Agreement (the “RSPA”), as previously filed with the Commission on January 26, 2001;

11.	Registration Statement No. 333-56776, registering 10,000 shares of Common Stock under the RSPA, as previously filed with the Commission on March 9, 2001;

12.	Registration Statement No. 333-61682, registering 15,000,000 shares of Common Stock under the 1996 SOP and registering 500,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on May 25, 2001 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 20, 2005;

13.	Registration Statement No. 333-87382, registering 50,000 shares of Common Stock under the RSPA, 9,000,000 shares of Common Stock under the 1996 SOP and 1,500,00 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on May 1, 2002 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 20, 2005;

14.	Registration Statement No. 333-105296, registering 6,000,000 shares of Common Stock under the 1996 SOP and registering 2,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on May 15, 2003 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 20, 2005;

15.	Registration Statement No. 333-115658, registering 12,000,000 shares of Common Stock under the 1996 SOP and registering 1,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on May 20, 2004 and as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 20, 2005;

16.	Registration Statement No. 333-125904, registering 25,990,951 shares of Common Stock under the 2005 Equity Incentive Plan (the “2005 EIP”) and registering 1,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on June 17, 2005;

17.	Registration Statement No. 333-141007, registering 10,000,000 shares of Common Stock under the 2005 EIP and registering 1,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on March 1, 2007;

18.	Registration Statement No. 333-153025, registering 5,000,000 shares of Common Stock under the 2005 EIP and registering 2,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on August 14, 2008;

19.	Registration Statement No. 333-162649, registering 15,000,000 shares of Common Stock under the 2005 EIP and registering 1,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on October 23, 2009;

20.	Registration Statement No. 333-171216, registering 5,000,000 shares of Common Stock under the 2005 EIP, registering 1,000,000 shares of Common Stock under the 1987 ESPP and registering 89,503 shares of Common Stock under the Avalon Microelectronics Inc. Amended and Restated Stock Option Plan, as previously filed with the Commission on December 16, 2012;

21.	Registration Statement No. 333-182868, registering 17,000,000 shares of Common Stock under the 2005 EIP and registering 2,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on July 26, 2012;

22.	Registration Statement No. 333-188953, registering 3,000,000 shares of Common Stock under the 2005 EIP, registering 1,000,000 shares of Common Stock under the 1987 ESPP and registering 55,931 shares of Common Stock under the Enpirion, Inc. 2004 Stock Option Plan, as previously filed with the Commission on May 30, 2013;

23.	Registration Statement No. 333-197654, registering 3,000,000 shares of Common Stock under the 2005 EIP and registering 1,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on July 25, 2014; and

24.	Registration Statement No. 333-205867, registering 3,000,000 shares of Common Stock under the 2005 EIP and registering 1,000,000 shares of Common Stock under the 1987 ESPP, as previously filed with the Commission on July 24, 2015.

On December 28, 2015, pursuant to the Agreement and Plan of Merger, dated as of May 31, 2015 (the “Merger Agreement”), by and among the Company, Intel Corporation, a Delaware corporation (“Intel”), and 615 Corporation, a Delaware corporation and a wholly owned subsidiary of Intel (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Intel.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 28th day of December, 2015.

ALTERA CORPORATION

By:	/s/ Jared Ross
	Name:	Jared Ross
	Title:	Assistant Secretary